UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant To Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              MACROCHEM CORPORATION

                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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

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         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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

                              MACROCHEM CORPORATION
                               110 HARTWELL AVENUE
                         LEXINGTON, MASSACHUSETTS 02421

                     --------------------------------------
                    Notice of Annual Meeting of Stockholders
                                  June 23, 2004
                     --------------------------------------

     The Annual Meeting of Stockholders of MacroChem Corporation ("MacroChem" or the "Company"), a Delaware corporation, will be held on Wednesday, June 23, 2004 at 10:00 a.m. at the offices of Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts, for the following purposes:

     1. To elect five members of the Board of Directors to serve for the ensuing year and until their successors are elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2004.

     3. To approve a proposal to amend the Company's 2001 Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan by 4,000,000.

     4. To approve a proposal to amend the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of capital stock from 60,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock to 100,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock.

     5.   To transact other business properly coming before the meeting.

     Stockholders owning shares of MacroChem common stock at the close of business on April 28, 2004 are entitled to attend and vote at the meeting.

     We hope that all stockholders will be able to attend the meeting. To assure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the meeting. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy. A postage-prepaid envelope has been enclosed for your convenience. If you attend the meeting, you may vote your shares in person.

                                             By Order of the Board of Directors,

                                             /s/ Glenn E. Deegan
                                             -----------------------------------
                                             Glenn E. Deegan, Esq.
                                             Vice President, General Counsel and
                                                Secretary
Lexington, Massachusetts
May 27, 2004

                              MACROCHEM CORPORATION
                               110 HARTWELL AVENUE
                         LEXINGTON, MASSACHUSETTS 02421


                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 23, 2004

     The enclosed proxy is solicited by the Board of Directors of MacroChem Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, June 23, 2004, and at any adjournment thereof.

     Stockholders of record at the close of business on April 28, 2004 will be entitled to vote at the meeting. On that date, 38,724,694 shares of common stock of the Company were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. The Company has no other voting securities.

     Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. A stockholder may revoke a proxy at any time before it is exercised by written notice to the Company's Secretary prior to the meeting, or by giving to the Company's Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified therein. If a stockholder does not specify in the proxy how the shares are to be voted, they will be voted in favor of the election as Directors of those persons named in the Proxy Statement, the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2004, the approval of an amendment to the Company's 2001 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Incentive Plan by 4,000,000, the approval of an amendment to the Company's certificate of incorporation to increase the number of authorized shares of capital stock and otherwise in accordance with the discretion of the named attorneys-in-fact and agents on any other matters that may properly come before the meeting.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by telephone, telecopy, facsimile, or personal calls. We have engaged the proxy advisory group of Morrow & Co., Inc. to assist us in the solicitation of proxies for a fee of $3,500 plus expenses.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be properly presented at the meeting upon which a vote may be taken, such shares represented by all proxies received by the Board or Directors will be voted with respect thereto in accordance with the judgment of the persons named as the proxies therein.

     The Company's Annual Report to Stockholders for the Company's fiscal year ended December 31, 2003 is being mailed together with its Annual Report on Form 10-K for the year ended December 31, 2003, as amended, and this Proxy Statement to all stockholders entitled to vote at the meeting. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about May 27, 2004.

QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION

     Consistent with Delaware law and under the Company's bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

     The five nominees for election as Directors at the meeting who receive the greatest number of votes properly cast for the election of Directors shall be elected the Directors of the Company.

     The election inspectors will count the total number of votes cast "for" approval of Proposal Nos. 2, 3 and 4 for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a Director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the authority to vote on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of voting on Proposal Nos. 1, 2 and 3. Because Proposal No. 4 requires the affirmative vote of a majority of the outstanding shares of Common Stock, abstentions and broker non-votes will have the effect of a negative vote on Proposal No. 4.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Board of Directors has set the number of Directors to be elected for the ensuing year at five. The five Directors will be elected to serve until the Annual Meeting of Stockholders to be held in 2005 and until their successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of the Directors then remaining in office. Officers are elected by and serve at the pleasure of the Board of Directors.

     Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

     All of the nominees are currently Directors: Dr. John L. Zabriskie, Robert
J. DeLuccia, Dr. Michael A. Davis, Paul S. Echenberg and Peter G. Martin. The following table sets forth the year each nominee was elected a Director and the age, positions, and offices presently held by each nominee with the Company:

                                  Year First
                                  Became a
              Name        Age     Director        Position with Company
----------------------------------------------------------------------------------------
John L. Zabriskie.........64        2000        Chairman of the Board of Directors
Robert J. DeLuccia........58        2000        Vice Chairman of the Board of Directors
                                                and President & Chief Executive
                                                Officer
Michael A.  Davis.........63        1997        Director
Paul S. Echenberg.........60        2000        Director
Peter G.  Martin..........55        1995        Director

BACKGROUND

     The following is a brief summary of the background of each nominee for election as a Director of the Company:

     JOHN L. ZABRISKIE, PH.D., has served as a Director of the Company since 2000 and was elected Chairman of the Board of Directors in 2001. Since 2001, he has been a co-founder and Director of PureTech Ventures, LLC. From 1997 to 2000, he was Chairman, President and Chief Executive Officer of NEN Life Science Products, which was sold to Perkin Elmer. In 1994, Dr. Zabriskie became Chairman, President and Chief Executive Officer of Upjohn; he was responsible for Upjohn's merger with the Swedish pharmaceutical company Pharmacia, and became Chief Executive Officer of the merged company. Before his appointment at Upjohn, he spent nearly 30 years with Merck & Company, rising to Executive Vice President and President of Merck Manufacturing Division. He is a member of the Board of Directors of PureTech Ventures, LLC (since 2000) and the following publicly traded companies: Array Biopharma (since 2001); Biosource International (since 2002); and Kellogg Company (since 1995). Dr. Zabriskie received a B.S. in chemistry from Dartmouth College and a Ph.D. in organic chemistry from the University of Rochester.

     ROBERT J. DELUCCIA has served as the Company's President and Chief Executive Officer and Vice Chairman of the Board since June of 2003 and as a Director since 2000. Mr. DeLuccia is the former President and Chief Executive Officer of Immunomedics, Inc., a Nasdaq-listed biopharmaceutical company focused on the development and commercialization of antibody diagnostic imaging and therapeutic products for cancer and infectious diseases. Prior to Immunomedics, he was President of Sterling Winthrop Pharmaceuticals, the U.S. subsidiary of Sanofi (now Sanofi-Sythelabo). Mr. DeLuccia began his career as a pharmaceutical sales representative for Pfizer and progressed to Vice President Marketing and Sales Operations for Pfizer's Roerig Division. He is also a member of the board of directors of IBEX Technologies, a publicly traded (TSX) pharmaceutical company specializing in the development of biological markers for diagnosis, monitoring and treatment of arthritis and cancer. Mr. DeLuccia holds both an M.B.A. and a B.S. in marketing from Iona College.

     MICHAEL A. DAVIS, M.D., SC.D., has served as a Director of the Company since 1997 and provided medical and pharmaceutical consulting services to the Company from 1991 to 2003. He currently is Medical Director of E-Z-EM, Inc., a public company engaged in supplying oral radiographic contrast media, as well as medical devices, where he also serves as a Director. From 2002 to 2003, Dr. Davis, in addition to being Medical Director of E-Z-EM, was Senior Vice President of MedEView, a start-up radiology informatics company and Visiting Scientist in the Department of Radiology at Massachusetts General Hospital. From 1980 to 2002, Dr. Davis was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research at the University of Massachusetts Medical School. From 1982 to 1997, Dr. Davis was Adjunct Professor of Surgery at Tufts University School of Veterinary Medicine. From 1986 to 2002, he was Affiliate Professor of Biomedical Engineering at Worcester Polytechnic Institute. In addition, from February to November 1999 he was President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc., a public company, and its wholly owned subsidiary, Amerimmune Inc., which is engaged in developing drugs relating to the immune system. From February 1999 to March 2003, Dr. Davis served as a Director of both Amerimmune Pharmaceuticals, Inc. and Amerimmune Inc. Dr. Davis received a B.S. and M.S. from Worcester Polytechnic Institute, an S.M. and Sc.D. from the Harvard School of Public Health, an M.B.A. from Northeastern University and an M.D. from the University of Massachusetts Medical School.

     PAUL S. ECHENBERG has served as a Director of the Company since 2000. Since 1997, he has been the President and Chief Executive Officer of Schroders & Associates Canada, Inc. and a director of Schroder Ventures Limited. These firms provide merchant banking advisory services to a number of Canadian buy-out funds. He is a director of the following publicly traded companies: E-Z-EM, Inc., a supplier of oral radiographic contrast media and medical devices and Benvest Capital Inc., a merchant bank that he founded. From 1989 through 1997, Mr. Echenberg was President of Eckvest Equity, Inc., a private merchant bank providing consulting and personal investment services. From 1970 to 1989, he was President and Chief Executive Officer of Twinpak, Inc., a manufacturer of plastic packaging, and from 1982 to 1989 he was Executive Vice President of CB Pak, Inc., a publicly traded plastic, glass and packaging company. Mr. Echenberg received a B.Sc. from McGill University and an M.B.A. from Harvard Business School.

     PETER G. MARTIN has served as a Director of the Company since 1995. Since 1990, Mr. Martin has been an independent investment banker and venture capitalist and is currently an advisor to Enzo Biochem. Prior to 1990, he was a commercial banker. Mr. Martin was initially elected to the Board of Directors as the designee of David Russell, who privately purchased 1 million shares of the Company's Common Stock in 1995. Mr. Russell is no longer entitled to designate a Director of the Company. Mr. Martin received a B.A. and J.D. from Fordham University and an M.B.A. from Columbia University.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF FOR THE DIRECTOR NOMINEES NAMED ABOVE.


THE BOARD AND ITS COMMITTEES

BOARD MEETINGS

     The Board of Directors held eight meetings during 2003. All of the Company's current Directors attended at least 75 percent of the 2003 meetings of the Board of Directors that they were eligible to attend and of those committees that they were eligible to attend. The Board of Directors has determined that all non-employee Directors meet the definition of "independence" as required by applicable listing standards of The Nasdaq Stock Market, Inc. and the established criteria of the Securities and Exchange Commission, or SEC.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are three standing committees of the Board of Directors: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

     Mr. Martin (Chairman), Dr. Davis and Mr. Echenberg serve as members of the Audit Committee, which was established to assist the Board of Directors by (i) reviewing the Company's financial results and recommending the selection of the Company's independent auditors; (ii) reviewing the effectiveness, quality and integrity of the Company's accounting policies and practices, financial reporting and internal controls; and (iii) reviewing the scope of the audit, the fees charged by the independent auditors and any transactions which may involve a potential conflict of interest. The Board has determined that Mr. Echenberg is the "audit committee financial expert." Each of the Audit Committee members meet the definition of "independence" as required by applicable listing standards of The Nasdaq Stock Market, Inc. and the established criteria of the SEC. The Audit Committee met four times during 2003. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

COMPENSATION COMMITTEE

         Dr. Davis (Chairman) and Dr. Zabriskie serve on the Company's Compensation Committee. The Compensation Committee was established for the purposes of (i) determining the compensation of the Company's executive officers, (ii) making awards under the Company's stock option plans, and (iii) making recommendations to the Board of Directors with regard to the adoption of new employee benefit plans. The Compensation Committee met four times during 2003.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     Mr. Echenberg (Chairman), Dr. Zabriskie, Dr. Davis and Mr. Martin serve on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was established on May 6, 2004, and its charter is available on the Company's website at www.macrochem.com. Prior to the formation of the Nominating and Corporate Governance Committee, its functions were carried out by the independent directors of the Board. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders and
(iii) to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Company does not currently pay any third party a fee to assist in the process of identifying and evaluating candidates for director. The Company has not received any nominees for director from a stockholder or stockholder group that beneficially owns more than 5% of the Company's common stock.

     The Company's Nominating and Corporate Governance Committee may consider nominees for director of the Company submitted in writing to the Chairman of the Committee, which are submitted by executive officers of the Company, current directors of the Company, search firms engaged by the Committee, and by others in its discretion and, in the circumstances provided below, shall consider nominees for director proposed by a stockholder. Information with respect to the proposed nominee shall have been provided in writing by the stockholder to the Company's Secretary at MacroChem Corporation, 110 Hartwell Avenue, Lexington, MA 02421, not less than 60 nor more than 90 days prior to the anniversary date of the prior year's annual meeting, provided that if the current year's annual meeting is not scheduled within 30 days of the anniversary date of the prior year's annual meeting, notice from a stockholder shall be considered timely if it is provided not later than the tenth day following which the notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. The information shall include the name of the nominee, and information with respect to the nominee as would be required under the rules and regulations of the Securities and Exchange Commission to be included in the Company's Proxy Statement if the proposed nominee were to be included therein. In addition, the stockholder's notice shall also include the class and number of shares the stockholder owns, a description of all arrangements and understandings between the stockholder and the proposed nominee, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, a representation as to whether the stockholder intends to deliver a proxy statement to or solicit proxies from shareholders of the Company and information with respect to the stockholder as would be required under the rules and regulations of the Securities and Exchange Commission to be included in the Company's Proxy Statement.

     The Nominating and Corporate Governance Committee generally identifies potential candidates for director by seeking referrals from the Company's management and members of the Board of Directors and their various business contacts. Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths. There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.

SEARCH COMMITTEE

     In addition to the three standing committees, in April 2003 the Board of Directors established a Search Committee to identify and evaluate potential candidates to become the Company's Chief Executive Officer. The Company's former Chief Executive Officer, Robert J. Palmisano, resigned from the Company effective April 11, 2003 and the Board of Directors appointed Mr. DeLuccia to serve as interim President and Chief Executive Officer. Dr. Davis and Mr. DeLuccia served as members of the Search Committee until May 29, 2003. On May 29, 2003, Dr. Zabriskie replaced Mr. DeLuccia as a member of the Search Committee. The Search Committee met two times in 2003. On June 17, 2003, the Board of Directors appointed Mr. DeLuccia to serve as President and Chief Executive Officer effective July 1, 2003 on the recommendation of the Search Committee.

                                 PROPOSAL NO. 2

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

     Unless otherwise directed by the stockholders, the persons named in the enclosed proxy will vote to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2004. A representative of Deloitte & Touche LLP is expected to be present at the meeting, and will have the opportunity to make a statement and answer appropriate questions from stockholders.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

                                 PROPOSAL NO. 3

              APPROVAL OF THE AMENDMENT TO THE 2001 INCENTIVE PLAN

     The MacroChem Corporation 2001 Incentive Plan (the "Incentive Plan") is designed to enhance the ability of the company to attract, retain and motivate high-quality personnel and others in a position to make significant contributions to MacroChem's success by allowing them to become owners of MacroChem common stock. Since the inception of the Incentive Plan, a total of 1,200,000 shares have been reserved for issuance under the Incentive Plan. As of the record date, there were outstanding options to purchase 972,200 shares of MacroChem common stock and 216,800 shares remained available for grant. The benefits or amounts that will be granted in the future under the 2001 Plan are not determinable.

     On April 26, 2004, the Board of Directors voted, subject to stockholder approval, to increase the number of shares of MacroChem common stock reserved for issuance under the Incentive Plan by 4,000,000 shares resulting in a total amount of 4,216,800 shares available for grant as of the record date. The Board of Directors believes that equity awards are and will continue to be an important part of employee compensation and that this increase is necessary both to attract new personnel as the Company grows and to retain existing personnel.

     The material features of the Incentive Plan are described below under "Summary of the Incentive Plan." The summary is qualified in its entirety by reference to the express provisions of the Incentive Plan, a copy of which was included as Exhibit 99 to the Company's Form S-8 filed on August 8, 2001 (File No. 333-67080) and may be obtained from the Company free of charge upon request to the Secretary of the Company.

SUMMARY OF THE INCENTIVE PLAN

     The purpose of the Incentive Plan is to advance the interests of the Company by giving stock-based incentives or incentives based on performance criteria to selected employees, directors and other persons or entities who provide services to the Company or any affiliate.

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Shares reserved for issuance under the Incentive Plan are subject to adjustment for stock dividends and similar events. The Incentive Plan provides for the grant by the Compensation Committee of stock options (both incentive stock options and nonstatutory options), stock appreciation rights, restricted stock, unrestricted stock, deferred stock, convertible securities and performance awards, as well as loans or cash payments intended to help defray the cost of other awards. Awards under the Incentive Plan may also include provision for the payment of dividend equivalents with respect to the shares subject to the awards. All key employees of the Company and other persons or entities (including non-employee directors of the Company) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company are eligible to participate in the Incentive Plan. There are currently 5 executive officers, 4 directors who are not executive officers and approximately 11 employees who are not executive officers who are eligible to participate in the Incentive Plan. The maximum number of shares with respect to which stock options and stock appreciation rights may be granted to any one participant in any calendar year is, in the case of each type of award, 600,000 shares. No more than $1 million may be paid to any individual with respect to a cash performance award; in applying this limit, cash performance awards to the same individual that are determined by reference to one year or shorter performance periods ending in the same fiscal year are aggregated, as are multiple awards determined by reference to multi-year performance periods ending in the same fiscal year. The maximum award opportunity under a non-cash performance award other than a stock option or stock appreciation right is 600,000 shares or their equivalent value in cash.

     The exercise price of stock options will be determined by the Compensation Committee, but in the case of an incentive stock option may not be less than 100% (110% in the case of a stockholder who beneficially owns 10% or more of the Company's common stock) of the fair market value of the shares at the time of grant. The term of each option will be set by the Compensation Committee and each option will be exercisable at such time or times as the Compensation Committee specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Compensation Committee and subject to certain additional limitations, by tendering shares held for at least six months, for employees who are not executive officers or directors by using a promissory note, by delivering to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or by a combination of the foregoing.

     Under the terms of the Incentive Plan, stock appreciation rights, or SARs, are rights entitling the holder upon exercise to receive cash or common stock, as the Compensation Committee determines, equal to a function (as determined by the Compensation Committee) of the amount by which the common stock has appreciated in value since the date of grant. Restricted stock awards consist of common stock subject to restrictions that require that the shares be redelivered to the Company if specified conditions are not satisfied. A deferred stock award consists of a promise to deliver common stock or other securities in the future on specified terms. A performance award is an award subject to performance criteria. Performance awards may consist of awards intended to qualify for the performance-based exception under Section 162(m) of the Internal Revenue Code and awards that are not intended to qualify for that exception. In the case of a performance award intended to qualify for the exception, the performance criteria to which the award is subject must consist of objectively determinable measures of performance relating to any of the following (determined on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; technology licensing; licensing of particular products; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A performance criterion measure and targets with respect thereto determined by the Compensation Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

     Except as otherwise provided by the Compensation Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised during a period of one year following such death (or for the remainder of their original term, if less) and options and SARs not exercisable at a participant's death terminate.

     In the case of termination of a participant's association with the Company for reasons other than death, options and SARs generally remain exercisable, to the extent they were exercisable immediately prior to termination, for six months (or for the remainder of the original term, if less). If a participant's employment terminates as a result of retirement at or after age 65, retirement at or after age 55 and with at least ten years of continuous employment, or as a result of disability as determined by the Company, or if the services of a non-employee director who is a participant are terminated, the exercisable portion of the option will continue to be exercisable for the original term of the option. If any such association is terminated due to the participant's discharge for cause which in the opinion of the Compensation Committee casts such discredit on the participant as to justify immediate termination of any award under the Incentive Plan, such participant's options and SARs shall terminate immediately on cessation of association.

     Except as otherwise provided by the Compensation Committee, outstanding awards of restricted shares must be transferred to the Company upon a participant's death or other termination of employment and, similarly, deferred share grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited.

     In the event of certain acquisitions of the Company or its assets or a liquidation of the Company, all outstanding awards will terminate as of the effective date of the transaction, unless assumed. Prior to the effective date of the transaction, each outstanding option and SAR that is not being assumed (or for which a substitute award is not being guaranteed) in the transaction will become exercisable in full. The Compensation Committee may in its sole discretion remove certain conditions on outstanding awards in connection with such transaction or place restrictions on amounts delivered or paid in connection with such transaction with respect to stock subject to restrictions under the Incentive Plan.

     Awards may generally be transferred only by will or by the laws of descent and distribution. However, options awarded to employees or Directors which are not incentive stock options may be transferred (for no consideration) by a participant to the spouse, children or grandchildren of the participant, a trust or trusts for the exclusive benefit of such family members, or a partnership in which such family members are the only partners, provided there is no consideration for any such transfer. Any subsequent transfer would be similarly restricted.

     No award may be granted under the Incentive Plan after March 22, 2011, but awards previously granted may be extended beyond that date. Subject to a requirement that stockholder approval be obtained for certain actions requiring stockholder approval under the Internal Revenue Code's incentive stock option rules and rules limiting deductions for non-performance based compensation, the Compensation Committee may extend or terminate the Incentive Plan at any time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences associated with stock option grants under the Incentive Plan under law as in effect on the date of this Proxy Statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

     INCENTIVE STOCK OPTIONS. In general, an optionee realizes no taxable income for regular income tax purposes upon the grant or exercise of an incentive stock option, or ISO, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC"). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a deduction available to the Company) equal to the value of the shares at the time of exercise less the exercise price. In the case of a sale to an unrelated party for a price less than the value of the shares at the time of exercise, this ordinary income is normally capped by the gain on the sale, if any. Any gain recognized in the disposition in excess of the ordinary income amount is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option (see below). A special rule applies in the case of termination of employment by reason of permanent disability. ISOs are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of the grant) in excess of $100,000.

     NONSTATUTORY STOCK OPTIONS. In general, in the case of a nonstatutory option (i) the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; (ii) a corresponding deduction is available to the Company; and (iii) upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     MISCELLANEOUS. Under the so-called "golden parachute" provisions of the IRC, the grant, vesting or accelerated exercisability of awards in connection with a change of control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including payments associated with the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

     The Company's ability to claim a deduction in connection with awards under the Incentive Plan may be further limited by Section 162(m) of the IRC, which restricts to $1 million the amount a public corporation may deduct for certain remuneration paid in any year to any of its top five officers. Certain forms of remuneration are eligible for a performance-based exception to the $1 million limit, including compensation associated with the exercise of non-discounted stock options, or with payments or distributions under performance awards, that are granted pursuant to shareholder-approved plans and that meet certain other requirements.

     The foregoing description of tax consequences presupposes stock options that are exercisable for unrestricted stock. Under Section 83 of the IRC, an optionee who exercises a nonstatutory option for restricted stock will generally have taxable income only when the restricted stock vests. The taxable income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called "83(b) election" in connection with the exercise to recognize taxable income at the time of exercise equal to the fair market value of the stock at the time of exercise less the exercise price. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the optionee. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting will be required to approve the amendment to the Incentive Plan to increase the number of shares of Common Stock that are authorized for issuance under the plan by 4,000,000.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

                                   PROPOSAL 4

          AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED
                                 CAPITAL STOCK

DESCRIPTION OF SECURITIES
-------------------------

     As of the date of this Proxy Statement, MacroChem is authorized to issue up to a total of 66,000,000 shares of capital stock, consisting of 6,000,000 shares of Preferred Stock, par value $0.01 per share, and 60,000,000 shares of Common Stock, par value $0.01 per share. The Board of Directors of the Company, referred to in this Proxy Statement as the Board, has unanimously approved, subject to stockholder approval, a proposed amendment to the Company's certificate of incorporation (the "Amendment") that would increase the authorized shares of the Company's capital stock from 60,000,000 shares of common stock to 100,000,000 shares of common stock. The Amendment will not change the amount of authorized shares of preferred stock, which will remain at 6,000,000 shares. The text of the form of proposed amendment to the Company's certificate of incorporation is attached to this Proxy Statement as Appendix B.

     In addition to the 38,724,694 shares of common stock outstanding at April 28, 2004, the Board has reserved 3,524,295 shares for issuance upon exercise of options and rights, including options and rights granted under the Company's stock option plans, and up to approximately 2,498,316 shares of common stock which may be issued upon exercise of warrants. Except as described above, at present the Board has no other plans to issue additional shares of common stock.

PURPOSE OF PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK
--------------------------------------------------------------------------------

     The purpose of the proposed increase is to provide more shares for general corporate purposes, including raising additional capital, stock issuances under employee stock option plans, possible future acquisitions or business collaborations and stock dividends and splits. The Board of Directors believes that an increase in the total number of shares of authorized capital stock will help the Company to meet its future needs and give it greater flexibility in responding quickly to advantageous business opportunities.

     The Company may undertake additional equity financing through a public offering or private placement of common stock or other securities, including debt securities, convertible into or exercisable or exchangeable for shares of common stock. The authorization of additional shares of common stock pursuant to the Amendment will permit the Company to seek additional equity financing when and if market conditions are advantageous and without the delay, cost and uncertainty inherent in obtaining future shareholder approval for the authorization of additional shares of common stock in order to permit such financing. The Company may also explore opportunities for acquisitions of related businesses, products and technologies, including acquisitions made by an exchange of shares of common stock. The Company may also explore strategic joint ventures or other collaborative business arrangements that involve the exchange or use of shares of common stock. There are no present understandings or agreements for issuing a material number of additional shares of common stock from the currently authorized shares of common stock or the additional shares of common stock proposed to be authorized under the Amendment.

     The Company's issuance of shares of common stock, including the additional shares that will be authorized if the proposed Amendment is adopted, may dilute the equity ownership position of current holders of common stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulations.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of MacroChem common stock outstanding on the record date will be required to approve these amendments to the Company's certificate of incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 4.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth, as of May 1, 2004, certain information concerning ownership of the Company's common stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock, (ii) each of the Company's Directors, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Officers' Compensation" below and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address                              Number of Shares       Percentage
of Beneficial Owner (1)                      Beneficially Owned       of Class
--------------------------------------------------------------------------------
Peter G. Martin(2) .........................       128,937              *
Michael A. Davis(2).........................       123,667              *
Robert J. DeLuccia(2).......................       480,467              *
Paul S. Echenberg(2)........................        80,667              *
John L. Zabriskie(2)........................       189,911              *
Robert J. Palmisano(3)(4)...................        15,000              *
Bernard R. Patriacca(2)(3)..................       315,823              *
Melvin A. Snyder(2)(3)......................       357,444              *
Thomas C.K. Chan(2)(3)......................       235,100              *
Glenn E. Deegan (2)(3)......................       148,181              *
All Directors and Officers as a Group
    (10 persons) (2)(3).....................     2,075,197             5.36%
--------------------------------------------------------------------------------

* Less than one percent (1%).
(1) The address of Mr. Martin, Dr. Davis, Mr. DeLuccia, Mr. Echenberg, Dr. Zabriskie, Mr. Palmisano, Mr. Patriacca, Mr. Snyder, Dr. Chan and Mr. Deegan is c/o the Company, 110 Hartwell Avenue, Lexington, Massachusetts 02421.
(2) Includes the following numbers of shares issuable upon the exercise of stock options exercisable within 60 days: Mr. Martin-126,667; Dr. Davis-117,667; Mr. DeLuccia-401,667; Mr. Echenberg-76,667; Dr.
       Zabriskie-83,334; Mr. Patriacca-278,201; Mr. Snyder-330,767; Dr. Chan-201,368; and Mr. Deegan-114,100.
(3) Does not include the following numbers of vested shares in the Company's 401(k) Plan contributed by the Company to match portions of cash contributions by the following Plan participants: Mr. Palmisano-12,876; Mr. Patriacca-15,798; Mr. Snyder- 14,269; Dr. Chan-15,446; and Mr. Deegan-14,944.
(4) Mr. Palmisano resigned as President and CEO and as a director of the Company effective April 11, 2003.

                               EXECUTIVE OFFICERS

     The executive officers of the Company, their ages and their positions with the Company are as follows:

         Name                  Age               Position with Company
--------------------------------------------------------------------------------------
Robert J. DeLuccia..............58         President and Chief Executive Officer
Thomas C.K. Chan................48         Vice President of Research and Development,
                                              Chief Technology Officer
Glenn E. Deegan ................37         Vice President and General Counsel
Bernard R. Patriacca............60         Vice President, Chief Financial Officer
                                              and Treasurer
Melvin A. Snyder................61         Vice President, Market Development

     The following is a brief summary of the backgrounds of Dr. Chan, Mr. Deegan, Mr. Patriacca and Mr. Snyder. The background of the Company's other executive officer, Mr. DeLuccia, is summarized above.

     THOMAS C.K. CHAN, PH.D., has served as the Company's Vice President of Research and Development and Chief Technology Officer since April 2003. From September 2001 until April 2003, Dr. Chan served as the Company's Vice President of Research and Technology. From December 2000 until September 2001, he served as the Company's Senior Director of Preclinical Studies. From 1997 to 2000, he served as Senior Director of Pharmacology and Toxicology at EPIX Medical, Inc. From 1994 to 1997, he served as Director of Therapeutic Development at Creative BioMolecules, Inc. and from 1992 to 1993, Dr. Chan served as their Manager of Pharmacology and Toxicology. From 1990 to 1992, he served as Associate Director at the Purdue Cancer Center. Dr. Chan earned a B.Sc. in Biochemistry/Microbiology and a doctorate in Pharmacology from the University of British Columbia. He then completed a fellowship in Hematology/Oncology at the UCSD Cancer Center in San Diego.

     GLENN E. DEEGAN, ESQ., has served as the Company's Vice President, General Counsel and Secretary since July 2003. From June 2001 until July 2003, Mr. Deegan served as the Company's Director of Legal Affairs and as General Counsel and Secretary. Prior to joining MacroChem, he served as Assistant General Counsel of Summit Technology, Inc. Earlier in his career, Mr. Deegan was engaged in the private practice of law in Boston at Holland & Knight LLP and at Nutter, McClennen & Fish, LLP. Mr. Deegan holds a bachelor of science degree from Providence College and a juris doctor degree from Boston College.

     BERNARD R. PATRIACCA, C.P.A., has served as the Company's Vice President, Chief Financial Officer and Treasurer since April 2001. From 1997 to 2001, he served as Vice President and Controller of Summit Technology, Inc. From 1994 to 1997, he served as Vice President of Errands Etc., Inc., a privately held homeowners' personal service company. From 1991 to 1994, Mr. Patriacca held senior financial management positions at several privately held consumer services companies. From 1973 to 1991, he was employed in various capacities at Dunkin Donuts, Inc., including Chief Financial Officer and Director. Mr. Patriacca received a B.S. and an M.B.A. from Northeastern University.

     MELVIN A. SNYDER, has served as the Company's Vice President for Market Development since October 2000. From June 1999 until October 2000, he served as a consultant to the Company in the area of business development. From 1998 until 1999, he was Vice President of Marketing and Business Development at

Immunomedics, and, between 1995 and 1998, he served as a consultant to several pharmaceutical companies including Immunomedics. Between 1975 and 1995, he was President of ProClinica Inc., a marketing communications and licensing-support company. Mr. Snyder holds a bachelor's degree from Lehigh University.

                     COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth the compensation earned by or paid or awarded to Dr. Chan, Mr. Palmisano, Mr. Patriacca, and Mr. Snyder during each of the three fiscal years ended December 31, 2003, and to Mr. DeLuccia and Mr. Deegan during the fiscal year ended December 31, 2003:

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                                   Annual Compensation            Compensation Awards
---------------------------------------------------------------------------------------------------------------------------

                                                                                Restricted   Securities         All
                                                                Other Annual      Stock      Underlying        Other
Name and Principal                        Salary      Bonus     Compensation      Awards      Options       Compensation
Position                      Year           $          $           $(1)          ($)(2)          #             $(3)
---------------------------------------------------------------------------------------------------------------------------
Robert J. DeLuccia (4)        2003        195,000     54,720        6,516          54,720      500,000
    President, Chief
    Executive Officer

Robert J. Palmisano (5)       2003        167,491      -----        3,758           -----        -----          5,483
    President, Chief          2002        375,950      -----       13,032                      290,000          5,500
    Executive Officer         2001        265,561    122,822        8,952                    1,000,000          -----

Bernard R. Patriacca (6)      2003        185,000     29,360        1,032          29,360       48,000         28,000
    Vice President, Chief     2002        185,000      -----        1,032                      125,000          5,500
    Financial Officer and     2001        113,808      -----          452                      178,200         ------
    Treasurer

Thomas C.K. Chan (7)          2003        182,716     30,359          360          30,359       76,000         27,481
    Vice President, Research  2002        177,725      -----          360                      120,000          5,332
    & Development and         2001        148,917      -----          158                      104,700          4,289
    Chief Technology Officer

Glenn E. Deegan (8)           2003        138,763     22,913          360          22,913       55,900         15,481
    Vice President,
    General Counsel and
    Secretary

Melvin A. Snyder (9)          2003        194,250     24,010        1,584          24,010       50,000         27,160
    Vice President, Market    2002        194,250      -----        1,584                      125,000          5,160
    Development               2001        185,000      -----          598                      184,100          3,870


---------------------------------------------------------------------------------------------------------------------------

(1) Includes amounts paid for taxable group term life insurance. Also includes, for Mr. Palmisano and Mr. DeLuccia, a monthly automobile allowance of $1,000.
(2) Although the restricted stock reflected in this table was earned in 2003, the awards were made in January 2004. The values in this table are as of the date of the grant. There are no restricted stock holdings other than as reflected in this table.

                                       18

(3) Represents the dollar value of Company contributions to the Company's 401(k) Retirement Plan, which are made in Company common stock, as well as, for fiscal year 2003, the following retention payments payable as of December 31, 2003: Mr. Patriacca - $22,000; Dr. Chan - $22,000; Mr.
       Deegan - $10,000; and Mr. Snyder - $22,000.
(4) Mr. DeLuccia's employment commenced on July 1, 2003. Of total salary in 2003, $51,000 related to a consulting contract in connection with his role as interim CEO. As part of Mr. DeLuccia's 2003 compensation, he received an award of 60,800 shares of restricted stock on January 7, 2004, all of which vest 6 months from the date of grant.
(5) Mr. Palmisano's employment commenced on April 9, 2001 and he resigned effective April 11, 2003.
(6) Mr. Patriacca's employment commenced on April 23, 2001. As part of Mr. Patriacca's 2003 compensation, he received an award of 32,622 shares of restricted stock on January 7, 2004, all of which vest 6 months from the date of grant.
(7) Dr. Chan was appointed Vice President, Research and Technology on September 24, 2001. As part of Dr. Chan's 2003 compensation, he received an award of 33,732 shares of restricted stock on January 7, 2004, all of which vest 6 months from the date of grant.
(8) Mr. Deegan was appointed Vice President, General Counsel and Secretary on July 10, 2003. As part of Mr. Deegan's 2003 compensation, he received an award of 25,458 shares of restricted stock on January 7, 2004, all of which vest 6 months from the date of grant.
(9) As part of Mr. Snyder's 2003 compensation, he received an award of 26,677 shares of restricted stock on January 7, 2004, all of which vest 6 months from the date of grant.

STOCK OPTIONS

     The following table provides information concerning the grant of stock options during 2003 to Mr. DeLuccia, Mr. Patriacca, Mr. Snyder, Dr. Chan, and Mr. Deegan:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
                                -----------------
                                                                                             Potential
                                                                                            Realizable
                                                                                               Value
                                                                                            at Assumed
                                                                                           Annual Rates
                                                                                         of Stock Price
                         Number of       % of Total                                      Appreciation for
                        Securities         Options       Exercise                           Option Term
                        Underlying       Granted to       or base                     -------------------------
                          Options       Employees in      Price      Expiration           5%           10%
   Name                 Granted (#)      Fiscal Year      ($/Sh)        Date              ($)          ($)
---------------------------------------------------------------------------------------------------------------
Robert J. DeLuccia      500,000 (1)        52.8           1.06         6/20/13          333,314      844,684

Thomas C.K. Chan         76,000 (2)         8.0           1.15         7/10/13           54,965      139,293

Glenn E. Deegan          55,900 (3)         5.9           1.15         7/10/13           40,428      102,454

Bernard R. Patriacca     48,000 (4)         5.1           1.15         7/10/13           34,715       87,975

Melvin A. Snyder         50,000 (5)         5.3           1.15         7/10/13           36,161       91,640
---------------------------------------------------------------------------------------------------------------

(1) The options granted to Mr. DeLuccia were granted in June 2003 at an exercise price of $1.06 per share. The options expire ten years from the date of grant. One hundred fifty thousand (150,000) options vested immediately and the remaining options vest over the next two years.
(2) The options granted to Dr. Chan were granted in July 2003 at an exercise price of $1.15 per share. The options expire ten years from the date of grant and vest over the next three years.
(3) The options granted to Mr. Deegan were granted in July 2003 at an exercise price of $1.15 per share. The options expire ten years from the date of grant and vest over the next three years.
(4) The options granted to Mr. Patriacca were granted in July 2003 at an exercise price of $1.15 per share. The options expire ten years from the date of grant and vest over the next three years.
(5) The options granted to Mr. Snyder were granted in July 2003 at an exercise price of $1.15 per share. The options expire ten years from the date of grant and vest over the next three years.

     The following table provides information concerning option exercises during the fiscal year ended December 31, 2003 and unexercised options held by Mr. DeLuccia, Mr. Palmisano, Mr. Patriacca, Mr. Snyder, Dr. Chan, and Mr. Deegan, as of December 31, 2003:

         AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                    Number of Securities   Value of Unexercised
                                                                   Underlying Unexercised      In-The-Money
                             Shares Acquired         Value               Options at             Options at
                             On Exercise (#)     Realized ($)         Fiscal Year-End #    Fiscal Year-End $(1)
----------------------------------------------------------------------------------------------------------------
                                                                        Exercisable/           Exercisable/
Name                                                                    Unexercisable          Unexercisable
----------------------------------------------------------------------------------------------------------------
Robert J. DeLuccia                  0                 0               216,668/363,332              NA/NA
Robert J. Palmisano(2)              0                 0                           0/0              NA/NA
Bernard R. Patriacca                0                 0               227,135/124,065           $22,000/NA
Melvin Snyder                       0                 0                322,434/66,666            22,000/NA
Thomas C.K. Chan                    0                 0                269,135/31,565            22,000/NA
Glenn E. Deegan                     0                 0                 80,000/95,000            5,500/NA
----------------------------------------------------------------------------------------------------------------

(1) The value of Mr. DeLuccia's, Mr. Palmisano's, Mr. Patriacca's, Mr. Snyder's, Dr. Chan's and Mr. Deegan's in-the-money unexercised options at the end of fiscal year ended December 31, 2003 was determined by multiplying the number of options held by the difference between the market price of Common Stock underlying the options on December 31, 2003 ($0.85 per share) and the exercise price of the options granted.
(2) All of Mr. Palmisano's outstanding options were cancelled as of October 10, 2003.

DIRECTORS' COMPENSATION

     Each non-employee Director of the Company receives compensation of $12,000 annually, $1,000 per regular meeting attended for the chairman of each committee, $1,000 per regular meeting attended, $500 for each special, telephone or committee meeting attended and reimbursement of travel expenses in connection with attending meetings of the Board of Directors. During 2003, ten-year stock options were granted to non-employee Directors as follows: Dr. Davis, Mr. Martin, Mr. Echenberg and Dr. Zabriskie each received 30,000 options exercisable at $1.15 per share, vesting over the next three years from the grant date of July 10, 2003.

     During 2003, the Company paid Dr. Davis $9,000 for medical and pharmaceutical consulting services. Dr. Davis' consulting agreement with the Company terminated effective as of March 31, 2003. The Company also paid Mr. DeLuccia $51,000 for consulting services in connection with his role as interim Chief Executive Officer. Mr. DeLuccia's consulting agreement terminated effective as of July 1, 2003.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company had entered into an employment agreement of indefinite length effective as of April 9, 2001 with Robert J. Palmisano, the Company's former Chief Executive Officer. Mr. Palmisano resigned his employment with the Company effective as of April 11, 2003. During 2003, Mr. Palmisano received salary totaling $167,491 pursuant to the employment agreement.

     The Company has entered into an employment agreement of indefinite length effective as of July 1, 2003 with Robert J. DeLuccia. The agreement currently provides for annual compensation of $288,000 and for the payment of twelve months' salary in the event he is terminated without cause. The agreement also provides for a monthly automobile allowance of $1,000. In addition, the agreement precludes Mr. DeLuccia from competing with the Company during his employment and for a period of two years thereafter, and from disclosing confidential information.

     The Company has entered into an employment agreement of indefinite length effective as of September 24, 2001 with Thomas C.K. Chan. The agreement, as modified by the Severance Agreement between Dr. Chan and the Company dated as of October 25, 2002, currently provides for annual compensation of $185,000 and for the payment of twelve months' salary in the event he is terminated without cause. In addition, the agreement precludes Dr. Chan from competing with the Company during his employment and for a period of two years thereafter, and from disclosing confidential information.

     The Company has entered into Confidentiality and Noncompetition Agreements effective as of June 4, 2001 with Glenn E. Deegan. These Agreements preclude Mr. Deegan from competing with the Company during his employment and for a period of one year thereafter, and from disclosing confidential information. The Company has also entered into a Severance Agreement with Mr. Deegan dated as of October 25, 2002, which provides for the payment of nine months' salary in the event he is terminated without cause.

     The Company has entered into an employment agreement of indefinite length effective as of April 23, 2001 with Bernard Patriacca. The agreement, as modified by the Severance Agreement between Mr. Patriacca and the Company dated as of October 25, 2002, currently provides for annual compensation of $185,000 and for the payment of twelve months' salary in the event he is terminated without cause. In addition, the agreement precludes Mr. Patriacca from competing with the Company during his employment and for a period of two years thereafter, and from disclosing confidential information.

     The Company has entered into an employment agreement of indefinite length effective as of October 1, 2000 with Mel Snyder. The agreement currently provides for annual compensation of $194,250 and for the payment of six months' salary in the event he is terminated without cause. In addition, the agreement precludes Mr. Snyder from competing with the Company during his employment and for a period of two years thereafter, and from disclosing confidential information.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Dr. Davis (Chairman) and Dr. Zabriskie.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors consists of Dr. Davis (Chairman) and Dr. Zabriskie. The Committee's responsibilities include determining the compensation of the Company's executive officers, making awards under the Company's stock option plans and making recommendations to the Board of Directors with regard to the adoption of new employee benefit plans. No member of the Committee was an officer or employee of the Company during the year ended December 31, 2003.

     The primary goals of the Company's executive compensation program administered by the Compensation Committee are to attract, retain and motivate superior executives and to compensate these executives in a manner that both recognizes their individual performance and aligns their interests with the interests of MacroChem's stockholders. The Company's executive compensation program reflects input from the Company's Chief Executive Officer. The Compensation Committee reviews his proposals concerning executive compensation and makes a final determination or recommendation concerning the scope and nature of compensation arrangements. The action or recommendation of the Committee is reported to the Company's entire Board of Directors.

COMPONENTS OF EXECUTIVE COMPENSATION

     For 2003, the executive compensation program consisted of three principal components: base salary, cash and non-cash bonus, and stock options. The level and mix of each of these components was determined on a case-by-case basis without reference to specific criteria or formulas.

     BASE SALARY. During 2003, Dr. Chan, Mr. Deegan, Mr. Patriacca and Mr. Snyder were parties to employment contracts or similar agreements with the Company described elsewhere in the Proxy Statement. The initial base salary compensation levels provided for in the Company's employment contracts with its executive officers are determined subjectively, but reflect consideration of the compensation levels of comparable companies, the achievements and potential of the officer and negotiations with the officer.

     In determining the ongoing base salary of each executive, the Compensation Committee takes into account (i) the executive's individual performance and contribution to the management team; (ii) the performance of MacroChem over the evaluation period by reference to corporate objectives jointly formulated by the Chief Executive Officer and the officers; and (iii) base salaries of executives in comparable positions in comparable companies. In setting base salary, the Committee takes into account all components of an executive officer's compensation package. In determining base salary, the Committee reviews the foregoing factors as they relate to each executive individually and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer and, as necessary, outside experts in reaching its determinations.

     CASH AND NON-CASH BONUSES. For 2003, MacroChem had in place a management incentive plan designed to provide awards in addition to base salary based on the achievement of specific performance goals. These performance goals are based on corporate-wide performance as well as individual objectives. The performance goals are based on certain financial achievements and operational benchmarks. Executive bonuses are generally in the range of 30% of base salary if performance goals are met and can be higher if performance goals are substantially exceeded.

     STOCK OPTIONS. The Compensation Committee views grants of stock options as a major component of an executive's compensation, believing that the grant of options aligns the interests of the executives with the interests of the stockholders by providing a direct correlation between an increase in the value of the MacroChem's stock and executive compensation and that this method of compensation allows MacroChem to conserve cash resources.

     In determining the size of a stock option award for an individual executive officer, the Committee considers the same factors used for determining base salary and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer and, as necessary, outside experts, in reaching its determinations. The size of previous option grants is not an important factor in determining current awards. Options are typically exercisable at the market price on the date of the grant.

CEO COMPENSATION

     The compensation for Mr. DeLuccia, who served as Chief Executive
Officer beginning on July 1, 2003, results from his employment agreement and his participation in the management incentive program described in this report. The Committee applied the principals outlined above in establishing Mr. DeLuccia's compensation in the same manner as they were applied to other executives of the Company. In addition to the factors described above for all executives, the Compensation Committee considers the degree to which the Company has attained the strategic objectives identified for a particular year in determining the compensation of the Chief Executive Officer. The Compensation Committee may also consider the achievement of any other individual goals that have been established for the Chief Executive Officer.

     The Company has entered into an employment agreement of indefinite length effective as of July 1, 2003 with Mr. DeLuccia. As an inducement for Mr. DeLuccia to join the Company, the agreement provided for the grant of options to purchase 500,000 shares of the Company's stock at an exercise price equal to the market price on the date of the grant. During 2003, the agreement provided for an annual base salary at a rate of $288,000. The agreement also provided for a monthly automobile allowance of $1,000 net of taxes and a target bonus for 2003 equal to 40% of Mr. DeLuccia's annual base salary based upon the achievement of certain performance goals established for Mr. DeLuccia. In determining
Mr. DeLuccia's bonus, the Committee considered Mr. DeLuccia's achievement of performance goals related to raising additional capital, conforming to certain financial parameters with respect to the Company's operating plan, increasing the Company's exposure to the financial community, advancing the Company's clinical programs, advancing the Company's research and development efforts and initiating collaborations with other companies.


Dated:  May 13, 2004                               COMPENSATION COMMITTEE


                                                   Dr. Michael A. Davis
                                                   Dr. John L. Zabriskie

PERFORMANCE GRAPH

     The following five-year performance graph compares the cumulative total shareholder return (assuming reinvestment of dividends) on $100 invested in the Company's common stock for the five-year period from December 31, 1998 through December 31, 2003 with similar investments in the Nasdaq Stock Market (U.S.) Index of companies and a Peer Group of four companies that provide services similar to those provided by the Company: Cellegy Pharmaceuticals, Inc., NexMed, Inc., VIVUS, Inc. and Bentley Pharmaceuticals, Inc.


                                                         Cumulative Total Return
                                ------------------------------------------------------------------------
                                    12/98       12/99       12/00       12/01       12/02       12/03
MACROCHEM CORPORATION              $100.00     $ 49.64     $ 30.38     $ 36.15     $  6.06     $ 10.07
NASDAQ STOCK MARKET (U.S.)         $100.00     $185.43     $111.83     $ 88.76     $ 61.37     $ 91.75
PEER GROUP                         $100.00     $149.04     $178.05     $206.79     $124.99     $182.83

REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors currently consists of three directors, Mr. Martin (Chairman), Dr. Davis and Mr. Echenberg, all of whom are independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(14). The responsibilities of the Audit Committee are
(i) to review with management and the independent auditors the scope and results of any and all audits, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of MacroChem's financial statements, and any comments by the independent auditors on MacroChem's policies and procedures with respect to internal accounting, auditing and financial controls and (ii) to make recommendations to the board of directors on the engagement of the independent auditors. The Board of Directors has adopted a written charter of the Audit Committee.

     Consistent with its duties, the Audit Committee has reviewed and discussed with the Company's management the audited financial statements for the year ended December 31, 2003. Deloitte & Touche LLP issued their unqualified report dated March 26, 2004 on MacroChem's financial statements.

     The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has discussed with Deloitte & Touche LLP its independence as an auditor. The Audit Committee has also considered whether Deloitte & Touche LLP's provision of non-audit services is compatible with its independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that MacroChem's audited financial statements for the year ended December 31, 2003 be included in the Annual Report on Form 10-K for the fiscal year then ended.


Dated:  May 13, 2004                               AUDIT COMMITTEE

                                                   Peter G. Martin
                                                   Dr. Michael A. Davis
                                                   Paul S. Echenberg

                             AUDIT AND RELATED FEES

     Deloitte & Touche LLP is the Company's independent auditor. The following table sets forth the estimated aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2002 by Deloitte & Touche:

                                        2003              2002
                                        ----              ----
Audit Fees                            $115,480          $83,900
Audit-Related Fees                          --               --
Tax Fees                                    --               --
All Other Fees                              --               --
                                      --------          -------
Total                                 $115,480          $83,900

AUDIT FEES

     Audit fees were for professional services rendered for the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

     Audit-Related Fees refer to assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." The Company did not pay any Audit-Related Fees during 2003 or 2002.

TAX FEES

     Tax Fees refer to fees for professional services rendered regarding tax compliance, tax advice or tax planning. The Company did not pay any Tax Fees to Deloitte and Touche during 2003 or 2002.

ALL OTHER FEES

     All Other Fees refer to fees for services other than those described above. The Company did not pay Deloitte & Touche fees for any other services during 2003 or 2002.

PRE-APPROVAL POLICIES AND PROCEDURES

     It is the policy of the Company that all services provided by Deloitte & Touche shall be pre-approved by the Audit Committee. Deloitte & Touche will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the estimated fees for such services. Pre-approval of audit and permitted non-audit services may be given by the Audit Committee at any time up to one year before the commencement of such services by Deloitte & Touche. Pre-approval must be detailed as to the particular services to be provided. Pre-approval may be given for a category of services, provided that (i) the category is narrow enough and detailed enough that management of the Company will not be called upon to make a judgment as to whether a particular proposed service by Deloitte & Touche fits within such pre-approved category of services and (ii) the Audit Committee also establishes a limit on the fees for such pre-approved category of services.

                          NO INCORPORATION BY REFERENCE

     In the Company's filings with the SEC, information is sometimes "incorporated by reference". This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Report of the Compensation Committee, the Performance Graph of this Proxy Statement and the Report of Audit Committee specifically are not incorporated by reference into any other filings with the SEC.

     This Proxy Statement is sent to you as part of the proxy materials for the 2004 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of the Company's Common Stock.

                    SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     The Board will give appropriate attention to written communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Audit Committee will, with the assistance of our Corporate Secretary, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

     Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

     Stockholders who wish to send communications on any topic to the Board should address such communications to the Chairman of Audit Committee, c/o the Corporate Secretary, MacroChem Corporation, 110 Hartwell Avenue, Lexington, MA 02421-3134.

                              STOCKHOLDER PROPOSALS

     In order for the Company to consider stockholder proposals for inclusion in the proxy material for the Annual Meeting to be held in 2005, the Company must receive them on or before January 25, 2005. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company at MacroChem Corporation, 110 Hartwell Avenue, Lexington, MA 02421-3134.

     Under the Company's Bylaws, stockholders who wish to make a proposal at the Annual Meeting to be held in 2005, other than one that will be included in the proxy materials, must notify the Company no earlier than March 25, 2005 and no later than April 24, 2005. If a stockholder who wishes to present a proposal fails to notify the Company by April 24, 2005, any proxy that management solicits for the Annual Meeting in 2005 will confer on the holder of the proxy discretionary authority to vote on any such proposal properly presented at the meeting.

                              FINANCIAL INFORMATION

     The audited financial statements and related financial and business information of the Company as of December 31, 2003 and 2002 and each year in the three-year period ended December 31, 2003 are contained in the Company's Annual Report on Form 10-K.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10 percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during 2003 all filing requirements applicable to its officers, directors, and such 10 percent beneficial owners were complied with.

                                  MISCELLANEOUS

     Management does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, EXCLUSIVE OF EXHIBITS, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MACROCHEM CORPORATION, 110 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02421, ATTENTION: DIRECTOR, INVESTOR RELATIONS.

                                            By Order of the Board of Directors,


Lexington, Massachusetts                    Glenn E. Deegan, Esq.
May 27, 2004                                Vice President, General Counsel and
                                               Secretary

MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A
                                                                      ----------

                             AUDIT COMMITTEE CHARTER

I.     ORGANIZATION

There shall be a committee of the board of directors to be known as the Audit Committee. The members of the Audit Committee shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002, as may be amended from time to time (the "Sarbanes-Oxley Act"), and The Nasdaq Stock Market, Inc. as such requirements are interpreted by the Board of Directors in its business judgment.

II.    STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors with respect to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. In so doing, the Audit Committee will maintain free and open means of communication between the directors, the independent auditors, the internal auditors, if any, and the financial management of the company. The company's independent auditors are ultimately responsible to the Board of Directors and the Audit Committee, as representatives of the company's shareholders.

III.   RESPONSIBILITIES

The function of the Audit Committee is oversight. While the Audit Committee has the responsibilities set forth in this charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the company. This is the responsibility of management. The independent auditor is responsible for performing independent audits of the company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon. The Audit Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

IV.    DUTIES AND PROCEEDINGS OF THE AUDIT COMMITTEE

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to monitor the corporate accounting and reporting practices of the company. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

     o Annually review and determine the selection of the independent auditor to audit the financial statements of the company and its divisions and subsidiaries, if any; and where appropriate, determine the replacement or rotation of the independent auditor.

     o Take appropriate action to oversee the independence of the company's outside auditors including the following:

         o Annually review, evaluate and discuss the formal written statement received from the independent auditors delineating all relationships between the auditors and the company consistent with Independent Standards Board Standard 1.

         o Actively engage in a dialogue with the auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the auditors.

         o Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

         o Recommend to the Board of Directors actions to satisfy the Board of the independence of the auditors.

     o Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, the company's internal auditor, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Further, the Audit Committee periodically should review company policy statements to determine their adherence to any code of conduct prescribed by the Board of Directors.

     o Receive and review reports of the independent auditor discussing (1) all critical accounting policies and practices used in the preparation of the Company's financial statements, (2) all alternative treatments of financial information within generally accepted accounting principals ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and
         (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     o Review the internal audit function of the company, if any, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     o Receive prior to each meeting, a summary of findings from completed internal audits, if any, and a progress report on any proposed internal audit plan, if any, with explanations for any deviations from the original plan.

     o Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the company prior to filing of the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Discuss the results of the annual audit and quarterly review and any other matters that are required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards. Any changes in accounting principles should be reviewed.

     o Provide sufficient opportunity for the independent auditors and internal auditors, if any, to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     o Review accounting and financial function succession planning within the company.

     o Receive from the CEO and CFO a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company's internal controls.

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     o Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.


V.     AUTHORITY AND RESOURCES OF THE AUDIT COMMITTEE

The Audit Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Audit Committee may determine appropriate funding needs for its own administrative expenses that are necessary and appropriate to carrying out its duties.

                                                                      APPENDIX B
                                                                      ----------

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                              MACROCHEM CORPORATION

     MacroChem Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: The name of the Corporation is MacroChem Corporation

     SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on May 15, 1992.

     THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment to the Corporation's Certificate of Incorporation.

     FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Certificate of Amendment was ____________ shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     FIFTH: Accordingly, upon the effectiveness hereof, paragraph 4 of the Corporation's Certificate of Incorporation shall be amended and restated to read in its entirety as follows:

"The total number of shares of stock which the corporation shall have authority to issue is one hundred-six million (106,000,000) shares, 100,000,000 of which shall be Common Stock, of the par value of One Cent ($.01) per share; 6,000,000 of which shall be Preferred Stock, of the par value of One Cent ($.01) per share, 500,000 of which shall be designated as "Series A Convertible Preferred Stock", of the par value of One Cent ($.01), amounting in the aggregate to One Million Sixty Thousand and 00/100 Dollars ($1,060,000.00).

Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time."

     IN WITNESS WHEREOF, MacroChem Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this ____day of ______ 200__.


MACROCHEM CORPORATION
By:


---------------------------------------------
Robert J. DeLuccia
President and Chief Executive Officer